SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant	/ X/
Filed by a party other than the registrant	/ /

Check the appropriate box:

/ /	Preliminary proxy statement
/ /	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ X /	Definitive proxy statement
/ /	Definitive additional materials
/ /	Soliciting material under Rule 14a-12

INVESTORS REAL ESTATE TRUST
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ X /	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials:
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

INVESTORS REAL ESTATE TRUST
12 South Main Street, Suite 100
Minot, ND 58701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 15, 2000

To the Shareholders of Investors Real Estate Trust

Notice is hereby given that the Annual Meeting of Shareholders of Investors Real Estate Trust, a North Dakota business trust ("IRET"), will be held at 7:00 P.M. on Tuesday, August 15, 2000, at the International Inn, 1505 North Broadway, Minot, North Dakota, for the following purposes:

1.	To elect eight Trustees of IRET's Board of Trustees.
2.	To ratify or reject the selection of Brady, Martz and Associates, P.C. as Independent Certified Public Accountants for the Trust; and
3.	To consider and act upon such other matters as may properly come before the meeting.

The Board of Trustees has fixed the close of business on May 31, 2000, as the record date for determination of the shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Trustees,

/S/ Diane K. Bryantt
DIANE K. BRYANTT
SECRETARY

July 26, 2000

WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENVELOPE ENCLOSED HEREWITH.

INVESTORS REAL ESTATE TRUST
12 South Main Street, Suite 100
Minot, North Dakota 58701

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, AUGUST 15, 2000

INTRODUCTION

A Notice of the Annual Meeting of Shareholders (the "Meeting") of Investors Real Estate Trust, a North Dakota business trust ("IRET"), is set forth on the preceding page, and there is enclosed herewith a form of proxy solicited by the Board of Trustees of IRET. The cost of this solicitation will be borne by IRET. IRET has retained ADP Investor Communication Services ("ADP-ICS") at an estimated cost of $2,000.00 plus reimbursement of expenses to assist in the solicitation of proxies. IRET and ADP-ICS will also request banks, brokers and other intermediaries holding shares beneficially owned by others to send this proxy statement and related materials to, and obtain voting instructions from, the beneficial owners and will reimburse the holders for their reasonable expenses in so doing. This proxy statement is being first sent to shareholders on or about July 26, 2000, together with a copy of the Annual Report to Shareholders for the fiscal year ended April 30, 2000 (including audited financial statements of IRET).

Only shareholders of record as of the close of business on May 31, 2000, (the "Record Date") are entitled to notice of and to vote at the Meeting and/or any adjournment thereof. The outstanding shares of beneficial interest of IRET on the Record Date entitled to vote consisted of 22,594,693 common shares of beneficial interest, (the "Common Shares"). The holders of the outstanding Common Shares are entitled to one vote per Common Share.

All Common Shares represented by valid proxies received by IRET prior to the Meeting will be counted for purposes of determining the presence of a quorum for purposes of taking action on the proposals set forth below and will be voted as specified in the proxies. If no specification is made by the shareholder, the Common Shares will be voted FOR the election of each of the Trustee nominees as set forth below and FOR the ratification of the appointment of Brady, Martz and Associates, P.C. as the independent certified public accountants for the Trust's fiscal year ending April 30, 2001, and, in the direction of the proxies, on any other matter properly brought before the meeting or any adjournment thereof. To be elected, each of the Trustee nominees must receive the affirmative vote of a majority of the Common Shares issued and outstanding. Abstentions are considered present for purposes of determining a quorum. A shareholder marking the proxy "Withhold" will not be counted as voting in favor of any nominee for Trustee. A shareholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Secretary of IRET a written revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting his or her Common Shares in person.

ITEM 1. ELECTION OF THE BOARD OF TRUSTEES.

The number of Trustees of IRET is currently eight, subject to the Declaration of Trust which provides that the number of Trustees shall be no fewer than five nor more than eleven.

The business of IRET is conducted under the general direction of the Board of Trustees as provided by the Restated Declaration of Trust, (the "Declaration of Trust"), the Trustee Regulations of IRET (the "Bylaws") and the laws of the State of North Dakota, the state in which IRET was organized on July 31, 1970.

Six of the Trustees, C. Morris Anderson, John F. Decker, Daniel L. Feist, Patrick G. Jones, Jeffrey L. Miller and Stephen L. Stenehjem are IRET's "Independent Trustees" within the meaning of its Declaration of Trust; that is, Trustees who are not otherwise affiliated with IRET, Odell-Wentz & Associates, L.L.C., which is IRET's investment advisor ("OW"), or any other person or entity that holds in excess of 5% of the issued and outstanding Common Shares of IRET.

The audit committee consists of Jeffrey L. Miller, Daniel L. Feist, and Stephen L. Stenehjem, all of whom are independent trustees and are appointed by the Board.

There are no separate nominating or compensation committees of the Board of Trustees, which duties are performed by the Board as a whole.

During the fiscal year ending April 30, 2000, there were twelve regular meetings of the Board of Trustees and three meetings held of the Audit Committee of the Board of Trustees. Each Trustee attended 75% or more of the total number of meetings of the Board and any Committee of which he was a member held during the period for which he was a Trustee.

The last shareholder meeting at which trustees were elected was held on August 19, 1999, at which meeting shareholders owning 57.7% of the shares of IRET entitled to vote were present in person, or by proxy. The ten nominees received 100% of the total shares voted at such meeting.

Each Independent Trustee receives an annual retainer for $13,060 for services as a Trustee. The Chairman and Vice Chairman of the Board receive an additional $3,484 and $1,744, respectively. IRET does not reimburse Trustees for travel expenses incurred in connection with their duties as Trustees of IRET.

The present Trustees are C. Morris Anderson, John F. Decker, Daniel L. Feist, Patrick G. Jones, Timothy P. Mihalick, Jeffrey L. Miller, Stephen L. Stenehjem, and Thomas A. Wentz, Jr. The term of any Trustee elected at the Meeting will expire at IRET's 2001 Annual Meeting of Shareholders. To be elected, each nominee for Trustee of IRET must receive the vote of a majority of the Common Shares issued and outstanding. The Board of Trustees has proposed C. Morris Anderson, John F. Decker, Daniel L. Feist, Patrick G. Jones, Timothy P. Mihalick, Jeffrey L. Miller, Stephen L. Stenehjem, and Thomas A. Wentz, Jr. as nominees for re-election as Trustees.

The last shareholder meeting at which trustees were elected was held on August 19, 1999, at which meeting shareholders owning 57.7% of the shares of IRET entitled to vote were present in person, or by proxy. The ten nominees received 100% of the total shares voted at such meeting.

Each Independent Trustee receives an annual retainer for $13,060 for services as a Trustee. The Chairman and Vice Chairman of the Board receive an additional $3,484 and $1,744, respectively. IRET does not reimburse Trustees for travel expenses incurred in connection with their duties as Trustees of IRET.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE ELECTION OF C. MORRIS ANDERSON, JOHN F. DECKER, DANIEL L. FEIST, PATRICK G. JONES, TIMOTHY P. MIHALICK, JEFFREY L. MILLER, STEPHEN L. STENEHJEM, AND THOMAS A. WENTZ, JR. AS TRUSTEES.

The following are the principal occupations for the last five years and the ages as of the Record Date of the eight nominees for re-election as Trustees:

NOMINEES FOR TERMS EXPIRING IN 2001

Nominee and Position with Trust	Principal Occupation During Past 5 Years	Trustee Since
C. Morris Anderson Age 71 Trustee & Vice Chairman	Director of Dakota Boys Ranch (26 yrs.); President of North Hill Bowl, Inc.; Chairman of the Board, International Inn, Inc.; Director, Norwest Bank - Minot, N.A.	1970
John F. Decker Age 58 Trustee	Financial Advisor/Senior Vice President, D.A. Davidson; 30 years' experience in the securities business	1998
Daniel L. Feist |Age 68 Trustee & Vice Chairman	Realtor, Real Estate Developer; General Contractor; President-Owner Feist Construction & Realty, Inc.; Investor; Businessman; Former Director of First Bank - Minot, N.A. Director ND Holdings, Inc. - Minot	1985
Patrick G. Jones Age 52 Trustee	Investor	1986
Timothy P. Mihalick Age 41 Trustee	V ice President of IRET; Vice President of Odell-Wentz & Associates, L.L.C.	1999
Jeffrey L. Miller Age 56 Trustee & Vice Chairman	Investor; Businessman; President of M&S Concessions, Inc.; Former President of Coca-Cola Bottling Co.	1985
Stephen L. Stenehjem Age 45 Trustee	President & Chief Executive Officer of Watford City BancShares, Inc.; President & Chairman of First International Bank & Trust, Watford City, ND; Vice President & Director of First International Bank & Trust, Scottsdale, AZ	1999
Thomas A. Wentz, Jr. Age 34 Trustee	V ice President & Legal Counsel of IRET; Director of SRT Communications, Inc.; Sole General Partner of Wenco, a North Dakota Limited Partnership; Shareholder & Attorney with Pringle & Herigstad, P.C. until 12/31/99	1996

EXECUTIVE OFFICERS

THOMAS A. WENTZ, SR. Age: 65
Thomas A. Wentz, Sr. has been associated with IRET since its formation on July 31, 1970. Mr. Wentz, Sr. was a Trustee from 1970 to 1998, Secretary from 1970 to 1987, and Vice President from 1987 to June, 2000 and now serves as IRET’s President. Mr. Wentz, Sr. is also a Vice President of Odell-Wentz & Associates, L.L.C., Advisor to IRET (1985 to present) and, until August 1, 1998, was a partner in the law firm of Pringle & Herigstad, P.C., Minot, North Dakota, counsel to the Trust.

TIMOTHY P. MIHALICK Age: 41
Timothy P. Mihalick joined IRET as a financial officer in May of 1981 after graduation from Minot State University. He served in various capacities with IRET over the years and was named Vice President in 1992. Mr. Mihalick was elected to the Board of Trustees in August of 1999, and was recently named Senior Vice President of IRET.

THOMAS A. WENTZ, JR. Age: 34
Thomas A. Wentz, Jr. joined IRET as General Counsel and Vice President in January, 2000. Prior to 2000, Mr. Wentz, Jr. was a shareholder in IRET's outside legal counsel, Pringle & Herigstad, P.C. from 1992 to 1999. Mr. Wentz, Jr. is a member of the North Dakota Bar Association and a Director of SRT Communications, Inc.

DIANE K. BRYANTT Age: 36
Diane K. Bryantt joined the company in June 1996 and has served as the Controller and Corporate Secretary of the Trust since December, 1997. Prior to joining, Ms. Bryantt was employed by First American Bank, Minot, North Dakota. Ms. Bryantt is a member of Toastmasters International.

There are no family relationships among any Trustees and executive officers of IRET, except Thomas A. Wentz, Jr. is the son of Thomas A. Wentz, Sr. Executive officers serve at the discretion of the Board of Trustees.

OTHER INFORMATION

COMPENSATION OF EXECUTIVE OFFICERS

IRET does not have any employees. Services which otherwise would be provided by employees are performed by OW. Payments by IRET to OW for services during Fiscal Year 2000 are described in "Certain Relationships and Related Transactions."

IRET has not in the past paid, but does currently have plans which may result in the payment of compensation to its executive officers for the fiscal year 2001. OW, which conducted the day-to-day operations of IRET during fiscal year 2000, compensated Messrs. Odell, Wentz, Sr., Mihalick, Wentz, Jr. and Ms. Bryantt in connection with their services to OW and to IRET.

COMPENSATION COMMITTEE AND EXECUTIVE COMPENSATION REPORT

IRET does not have a Compensation Committee. Certain relationships between IRET and certain Trustees are described under "Certain Relationships and Related Transactions."

SECURITY OWNERSHIP BY, COMPENSATION OF, AND TRANSACTIONS WITH TRUSTEES AND OFFICERS

The following tabulation shows the security ownership of and compensation paid by IRET to its Trustees, Trustees Emeritus and Officers during its Fiscal Year ended April 30, 2000. IRET has no retirement, bonus or any deferred, direct or indirect compensation plan and no other compensation will accrue, directly or indirectly, to any of the following persons, except noted as follows:

Name	Securities Ownership (1)	Cash Compensation For Year Ended April 30, 2000

Trustees & Officers
Jeffrey L. Miller, Trustee & Chairman	173,332	$ 16,004.00
C. Morris Anderson, Trustee & Vice Chairman	175,092	14,696.00
Daniel L. Feist, Trustee & Vice Chairman	729,423	14,160.00
John F. Decker, Trustee	30,871	14,160.00
Patrick G. Jones, Trustee	222,862	14,160.00
Stephen L. Stenehjem, Trustee	16,772	9,080.50
Roger R. Odell, President	290,849	(2)
Thomas A. Wentz, Sr., Vice President	264,823	(2 and 3)
Timothy P. Mihalick, Trustee & Vice President	17,162	(2)
Thomas A. Wentz, Jr., Trustee & Vice President	178,354	(3)
Diane K. Bryantt, Secretary	2,437	(2)
Trustee Emeritus
John D. Decker	66,605	$ 200.00
J. Norman Ellison, Jr.	19,638	6,115.50
Mike Dolan	263,059	6,451.50
	2,434,507

(1) Includes all shares of Beneficial Interest and Limited Partnership Units of IRET Properties exchangeable into Shares of Beneficial Interest owned directly by the person indicated or indirectly owned by such person's spouse, minor children, Individual Retirement Account, corporation, partnership or in any manner giving power to direct the voting of such securities.
(2) Mr. Odell and Mr. Wentz, Sr. are members of Odell-Wentz & Associates, L.L.C., the Advisor to the Trust. Mr. Mihalick is Vice President and Principal Operating Officer of the Advisor. Mr. Wentz, Jr. is Vice-President and Legal Counsel of IRET. Diane Bryantt is Secretary and Controller of IRET and the Advisor. Under the Advisory Contract between IRET and Odell-Wentz & Associates, L.L.C., IRET pays an Advisor's fee based on the net assets of the Trust and, in addition, a percentage fee for investigating and negotiating the acquisition of new investments. For the year ending April 30, 2000, Odell-Wentz & Associates, L.L.C., received compensation and reimbursement of disbursements under said Agreement of $1,400,973. The terms of said Advisory Agreement are explained below. Investors Management & Marketing, Inc., a firm in which Mr. Odell is a minority shareholder, also furnishes real estate management services to the Trust and receives as compensation a percentage of rents received from such real estate. For the fiscal year ending April 30, 2000, Investors Management & Marketing, Inc. received $649,729 as real estate management commissions. In addition, Inland National Securities, Inc., a corporation in which Mr. Odell and members of his family are minority shareholders, acts as a broker-dealer for the sale of Trust securities. During the fiscal year ending April 30, 2000, the Trust paid Inland National Securities, Inc. $100,081 as security sales fees.
(3) Until December 31, 1999, Mr. Wentz, Jr. was a member of the law firm of Pringle & Herigstad, P.C., counsel for the Trust. Mr. Wentz, Sr., was a member of the firm until August 1, 1998. During the fiscal year ending April 30, 2000, the Trust paid Pringle & Herigstad, P.C. the sum of $89,497 for legal services rendered and disbursements made on behalf of the Trust.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

IRET is a party to an advisory agreement with OW (the "Advisory Agreement"), under which OW provides investment and administrative services to IRET. OW is owned by Messrs. Odell and Wentz, Sr. The Advisory Agreement provides for an annual base advisory fee equal to 0.90% of IRET's Net Invested Assets, as defined in the Advisory Agreement, up to $10 million, and 0.80% of Net Invested Assets exceeding $10 million but less than $20 million and .70% of Net Invested Assets in excess of $20 million; and for additional compensation for its services in investigating and negotiating the acquisition of real equities, mortgages or contracts for deed by IRET, the Advisor shall receive a fee of 1/2 of 1 percent of the first $2,500,000 of value of any such asset which is recommended to and acquired by IRET, except on new construction projects for which the fee is 1/2 of 1 percent of the total cost. The Advisor also serves as the Transfer Agent and Registrar for IRET securities for a monthly fee of $5,000 plus a transaction fee of $10 for each securities transaction.

IRET is also a party to property management agreements with Investors Management & marketing, Inc. ("IMM")
(collectively, the "Property Management Agreement"), under which IMM provides property management services for IRET's properties. Fees paid to IMM under the Property Management Agreement are based on a formula (generally between 3 to 5% of gross collected rents as an annual management fee) relating to the buildings under its management.

Until August 1, 1998, Mr. Wentz, Sr. was a partner in the firm of Pringle & Herigstad, P.C., counsel to IRET and to IMM and OW, and affiliates of each of the foregoing, and in 1999 Mr. Wentz, Sr. received payments from that firm in respect to his retirement. Mr. Wentz, Jr. was also a partner in that firm until December 31, 1999.

CERTAIN LITIGATION

IRET is currently a party in a number of lawsuits. However, none of the legal proceedings are significant in respect to any of IRET's business activities.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires IRET's Trustees and executive officers, and persons who own more than 10% of a registered class of IRET's equity securities, to file reports of ownership and changes in ownership of securities with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, Trustees and greater than 10% shareholders are required to furnish IRET with copies of all forms they file pursuant to Section 16(a). Based solely on review of the copies of such reports furnished to IRET or written representations that no other reports were required, IRET believes that, during the 2000 fiscal year, ending April 30, 2000, all filing requirements applicable to its executive officers, Trustees and greater than 10% shareholders were met.

SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Brady, Martz & Associates, P.C., Minot, North Dakota, has served as the independent certified public accountant for IRET since its formation in 1970. This firm has examined and reported on IRET's financial statements for all of its fiscal years including the fiscal year ending April 30, 2000.

The Board of Trustees of IRET has selected Brady, Martz & Associates, P.C., as the independent certified public accountant for IRET for its fiscal year ending April 30, 2001, subject to ratification or rejection by the Shareholders. IRET is advised that neither Brady, Martz & Associates, P.C., nor any of its professional members has any direct or indirect material financial interest in IRET.

It is expected that a representative of Brady, Martz & Associates, P.C., will be present at the Annual Meeting. The Board of Trustees recommends that the Shareholders vote FOR the ratification of the selection of Brady, Martz & Associates, P.C., as the independent certified public accountant for IRET.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at IRET's 2001 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must be received by IRET at its principal executive offices not later than May 31, 2000.

In order to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, notice of a shareholder proposal intended for presentation at IRET's 2001 Annual Meeting of Shareholders made outside Rule 14a-8 under the Exchange Act must be received by IRET no later than May 31, 2001, and no earlier than April 15, 2001, and must be made in accordance with the provisions, requirements and procedures set forth in IRET's Bylaws.

OTHER MATTERS

As of this time, the Board of Trustees knows of no other matters to be brought before the meeting. However, if other matters properly come before the meeting or any adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their discretion as to such matters.

PERFORMANCE GRAPH--COMPARISON OF CUMULATIVE TOTAL RETURN

The graph below shows, for the years indicated, IRET's cumulative total shareholder return on its Common Shares
(assuming a $100 investment on December 31, 1994) as compared with (a) the National Association of Real Estate Investment Trust, Inc.'s index of all tax-qualified real estate investment trusts listed on the New York Stock Exchange, the American Stock Exchange and the Nasdaq National Market System (NAREIT) and (b) the Standard & Poor's 500 Index. The graph assumes an initial investment of $100 on December 31, 1994, and reinvestment of all cash distributions on the distribution record date. In addition, the SNH shares distributed to shareholders of IRET are assumed sold on October 8, 1999, and immediately reinvested in IRET's Common Shares.

EDGAR REPRESENTATION OF DATA POINTS USED IN GRAPHIC:

April 30,	1994	1995	1996	1997	1998	1999
IRET	100	110.76	123.59	135.97	155.00	180.77
S&P 500	100	126.83	156.65	212.81	259.90	282.99
Peer Group	100	119.46	155.84	185.27	165.94	157.94

(1) The Peer Group consists of the real estate investment trusts included by the National Association of Real Estate Investment Trusts in its "Equity REIT Index." IRET is classified by NAREIT as an equity real estate investment trust (more than 75% of assets invested in real estate equities), but is not included in said statistical index.

By Order of the Board of Trustees

/S/ Diane K. Bryantt
DIANE K. BRYANTT
SECRETARY

Minot, North Dakota
July 26, 2000

Investors Real Estate Trust 12 South Main Street, Suite 100 Minot, North Dakota 58701 telephone: (701) 837-4738 fax: (701) 838-7785	CUSIP NO. 461730103

The undersigned holder of Shares of Beneficial Interest of INVESTORS REAL ESTATE TRUST, an unincorporated business trust organized under the laws of the state of North Dakota ("IRET"), hereby appoints Jeffrey L. Miller, C. Morris Anderson and Daniel L. Feist, each of them, the true and lawful proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all Shares of Beneficial Interest of IRET which the undersigned is entitled to vote at the 2000 Annual Meeting of Shareholders of IRET to be held in the Executive Room, International Inn, Minot, ND on August 15, 2000, at 7:00 p.m. or at any adjournment thereof, in the manner hereafter indicated.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN HEREIN, BUT IF SUCH INSTRUCTIONS ARE NOT MARKED HEREIN, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED FOR ELECTION OF TRUSTEES, "FOR" PROPOSAL 1 AND WITH RESPECT TO ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING IN THE DISCRETION OF THE PROXY HOLDERS, ALL IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT OF IRET, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

This proxy may be revoked at any time before it is voted at the meeting by delivering written notice of revocation to IRET.

ELECTION OF TRUSTEES

Trustees recommend a vote FOR all nominees.

NOMINEES ARE:
(01) - C. Morris Anderson	/ /	FOR ALL NOMINEES
(02) - John F. Decker	/ /	WITHHOLD ALL NOMINEES
(03) - Daniel L. Feist	/ /	WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NUMBERS(S) BELOW.
(04) - Patrick G. Jones	/ /	USE NUMBER ONLY
(05) - Timothy P. Mihalick		______________________________
(06) - Jeffrey L. Miller
(07) - Stephen L. Stenehjem
(08) - Thomas A. Wentz, Jr.

PROPOSALS

Trustees recommend a vote FOR the proposal.

1. Ratification of Accountants	FOR	AGAINST	ABSTAIN
To ratify the selection of Brady Martz & Associates, P.C., West Central, Minot, ND 58701, as independent certified public accounts for the fiscal year ending April 30, 2001.	/ /	/ /	/ /

Please verify your account name, address and account number listed on the reverse side of this form before voting and indicate any corrections on the space provided below.

____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________

The Investors Real Estate Trust 30th Annual Meeting of Shareholders will be held on August 15, 2000, at 7:00 p.m. in the Executive Room, International Inn, Minot, North Dakota.

PLEASE INDICATE YOUR SECTION BY FIRMLY PLACING AN "X' IN THE APPROPRIATE BOX WITH BLUE OR BLACK INK ONLY. / X /

/ /	PLEASE PLACE AND 'X' HERE IF YOU PLAN TO ATTEND AND VOTE YOUR SHARES AT THE MEETING.

This proxy is being solicited by the board of trustees of IRET. Please date, sign and return this proxy promptly using the enclosed envelope.

Date_____________________________, 2000.

________________________________________________
Signature(s)

________________________________________________
Signature(s)

________________________________________________
Title (if any)

(Signature(s) should be exactly as name or names appear on this proxy. If stock is held in two or more names, all should sign. If signing is by attorney, executor, administrator, personal representative, trustee, guardian, custodian, partner or corporate officer, please include full title.)